AMENDED AND RESTATED ADDENDUM TO FINE PAPERS SUPPLY AGREEMENT

This Addendum, originally effective as of April 1, 1998 and as amended and restated effective July 1, 2000, by and between Philip Morris Incorporated, a Virginia corporation with offices at 3601 Commerce Road, Richmond, Virginia 23234, doing business as Philip Morris U.S.A. ("Philip Morris"), and Schweitzer-Mauduit International, Inc., a Delaware corporation with offices at 100 North Point Center, Alpharetta, Georgia 30022 ("SWM"), amends and supplements the Fine Papers Supply Agreement between the same parties.  The provisions of the Agreement, as amended and supplemented by this Addendum, shall be applicable to and govern Direct Purchases and Indirect Purchases of Banded Cigarette Papers hereunder.  Except as expressly amended or superseded herein, the terms and conditions of the Agreement shall continue in full force and effect. This Addendum is an Implementation Agreement, as that term is defined in Article I.AC of the Agreement.

RECITALS

1.
Philip Morris and SWM are parties to a certain Fine Papers Supply Agreement, originally effective January 1, 1993, which has been amended on several occasions and was most recently amended and restated, effective April 1, 1998 (the "Agreement") and executed prior to this Addendum.  Philip Morris and SWM have executed a second amended and restated agreement that will become effective July 1, 2000 and upon its effectiveness, such second restatement will hereafter be deemed the “Agreement’ for all purposes herein.

2.
Philip Morris and SWM are also parties to a certain agreement, effective November 13, 1992, to develop the equipment, processes and know-how required to manufacture Banded Cigarette Papers (as defined in Article 1.5 below).

3.
Philip Morris may, under the circumstances described in this Addendum, elect to purchase Banded Cigarette Papers from SWM, but in order to manufacture Banded Cigarette Papers for sale to Philip Morris and, potentially, other customers, SWM must upgrade and modify its equipment and processes at SWM's paper manufacturing facility in Spotswood, New Jersey (the "Mill").

4.
To induce SWM to make upgrades and modifications at the Mill to produce this new product, heretofore not marketed, and to undertake other measures to improve SWM's capability to produce current products at the Mill, Philip Morris has agreed to make advance payments to SWM in accordance with the terms of this Addendum against Philip Morris's future purchases of Banded Cigarette Papers and other Cigarette Papers from SWM.

5.	Philip Morris and SWM also desire that the Agreement be amended and supplemented to incorporate special provisions for the purchase by Philip Morris, and the sale by SWM, of Banded Cigarette Papers.

NOW  THEREFORE, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

Capitalized terms not defined herein shall have the definition provided in the Agreement.

1.1	Advanced Payments — the payments to be made by Philip Morris to SWM as described in Article 4.1.

1.2	Aggregate Post Conversion Practical Production Capacity — as defined in Exhibit G hereto.

1.3	Aggregate Practical Production Capacity — as defined in Exhibit O hereto.

1.4
Agreement or Fine Papers Supply Agreement — that certain amended and restated agreement between the Parties, effective July 1, 2000, under which Philip Morris has agreed to purchase, accept and pay for, and SWM has agreed to manufacture, sell and deliver, Fine Papers.  As used herein, the term also includes future amendments to such agreement.

1.5
Banded Cigarette Papers — the various Grades of a Group of Cigarette Papers for use in forming Cigarette rods having integrated cellulosic bands that encircle the finished Cigarette rod to modify the mass burn rate of the Cigarette.  This Group is limited to Cigarette Papers whose bands are applied to the paper using a process that incorporates a moving orifice device (the "MOD Process").

1.6
Change of Management Control — a purchase by a cigarette manufacturing company or an Affiliate thereof of (a) any or all of SWM's Cigarette Paper manufacturing assets at the Mill, (b) more than [*****] of SWM's voting stock, or (c) [*****]or more of SWM's voting stock and, as a result of such stock purchase, [*****]

1.7
Conversion Period — that period commencing with the date Philip Morris issues the Notice to Proceed and ending with the date identified in the Conversion Schedule as the date by which the last of the Paper Machines to be converted to Banded Cigarette Papers production hereunder will be qualified to produce Banded Cigarette Papers.

1.8	Conversion Schedule — as defined in Article 2.10.

1.9	Direct Purchase Requirements — has the same meaning as Buyer's Direct Purchase Requirements in the Agreement.

1.10
EDR — that certain engineering design report detailing the Parties' implementation strategy for the manufacture of Banded Cigarette Papers at the Mill, dated April 1997.  As used herein, the term includes (1) the amendments and updates to such report described by the letter agreement that is attached hereto as Exhibit A and (2) any subsequent updates that may be agreed upon in writing by the Parties (see, e.g., Article 2.3.2).

1.11	[*****]

1.12	[*****] — the amount, if any, by which the [*****] exceeds the [*****].

1.13	[*****]

1.14
Final Completion — shall occur when (a) the Work is completed in accordance with the Project Documents (including any testing and trials) to the extent that each of the Paper Machines to be converted to Banded Cigarette Papers production is ready for Qualification by Philip Morris, (b) all supporting documentation, drawings and manuals identified as deliverables in the Project Documents are delivered and Philip Morris has acknowledged that such documents conform to the requirements of the Project Documents, and (c) SWM has provided notices to Philip Morris that each of the Paper Machines to be converted to Banded Cigarette Papers production (other than any to which a change in the scope of the Work may be applicable) is complete and ready for Qualification.

1.15
Final Completion Date — the earlier to occur of (a) the date on which SWM provides Philip Morris notice of Final Completion and (b) six months after the day on which the last of the Paper Machines that is to be converted to Banded Cigarette Paper Production is removed from production for the Work required to prepare it for Banded Cigarette Paper production.

1.16
First Machine Completion — shall occur when (a) the Work associated with the first of the Paper Machines is completed in accordance with the Project Documents to the extent that such machine is ready for Qualification to manufacture conventional Cigarette Papers (i.e., Cigarette Papers other than Banded Cigarette Papers) by Philip Morris and (b) SWM provides notice to Philip Morris of such completion and readiness.

1.17	First Machine Completion Date — the date when SWM provides Philip Morris notice of First Machine Completion.

1.18	First Machine Down Date — the day on which the first Paper Machine is removed from production for the Work required to prepare it for Banded Cigarette Papers production.

1.19	First Sale Date — the date after First Machine Completion Date that Philip Morris first makes a Direct Purchase or Indirect Purchase of one or more Bobbins of Banded Cigarette Papers.

1.20	Guaranteed Sales Period — the period described in Article 3.2.3 hereof.

1.21	Indirect Purchase Requirements — has the same meaning as Buyer's Indirect Purchase Requirements in the Agreement.

1.22
Individual Machine Completion — shall occur for each Paper Machine when (a) the Work associated with that Paper Machine is completed in accordance with the Project Documents to the extent that such machine is ready for Qualification to manufacture conventional Cigarette Papers by Philip Morris and (b) SWM provides notice to Philip Morris of such completion and readiness.

1.23	Individual Machine Completion Date — the date when SWM provides Philip Morris notice of an Individual Machine Completion.

1.24
Initial Commercial Production — after Philip Morris has issued the Notice to Proceed, the first day of the calendar month after the month in which SWM delivers Banded Cigarette Papers hereunder at an average rate of at least [*****] Standard Bobbins per month over a consecutive three-month period.

1.25	Laws — the federal, state and local laws, regulations and ordinances applicable to a Party's performance under the Agreement, including this Addendum.

1.26
Licensing Agreement — that certain agreement between the Parties, originally effective April 1, 1998, and as amended and restated effective July 1, 2000, setting forth ownership rights and granting licenses and [*****] rights respecting technology and patents concerning the manufacture of Banded Cigarette Papers.  As used herein, the term includes future amendments to such agreement.

1.27
Milestone Schedule — the milestone schedule set forth in Exhibit B hereto, which is incorporated by reference and made a part hereof.  This schedule identifies the durations (measured from the Notice to Proceed) within which SWM is to complete the Work prerequisite (a) to Individual Machine Completion for each Paper Machine and (b) to the manufacture of Banded Cigarette Papers generally at the Mill.  As used herein, the term includes updates to such milestone schedule that may be agreed upon in writing by the Parties (see, e.g., Article 2.3.2).

1.28	Mill — SWM's Spotswood, New Jersey manufacturing facility.

1.29	Mill Upgrade Project — that certain project to modify and upgrade the Mill to give it the capability to produce Banded Cigarette Papers, as more particularly described in Article 2 hereof.

1.30
MOD Equipment — the class 1, class 2 and class 3 equipment to be installed at the Mill as part of the Mill Upgrade Project, as more particularly identified in Exhibit C hereto.  As used herein, the term includes the equipment identified on any updates to Exhibit C that may be agreed upon in writing by the Parties.

1.31	Notice to Proceed — as defined in Article 2.1.

1.32	Paper Machine — in the singular, any of the No. [*****] paper manufacturing machines at the Mill, or in the plural, more than one or all of such machines, as the context requires.

1.33	Parties — Philip Morris and SWM.

1.34	Party — either Philip Morris or SWM.

1.35
Philip Morris Project Representative — the Philip Morris employee or agent designated from time to time in accordance with Article 8.3 hereof to be Philip Morris's on-site representative at the Mill during the performance of the Work.

1.36
Post Completion Performance Report — a report prepared by SWM to document [*****], such report to be in accordance with SWM internal accounting policies and substantially in the form of Exhibit P hereto.

1.37	Post Conversion Practical Production Capacity — as defined in Exhibit G hereto.

1.38	Practical Production Capacity — the capacity values set forth in Exhibit O hereto.

1.39	[*****]

1.40	[*****]

1.41	Project Documents — the EDR and certain additional documents identified in Exhibit J hereto.

1.42
Qualification — the demonstration by SWM, in accordance with Philip Morris's normal cigarette component qualification procedures, and the acknowledgement by Philip Morris, which shall not be withheld unreasonably, that a particular Paper Machine is capable of continuously and reliably manufacturing a particular Grade of Fine Papers in conformance with the Specifications that define such Grade.

1.43	[*****]

1.44	[*****]

1.45	[*****]

1.46	Term of Supply — the period that Banded Cigarette Papers are to be purchased and sold hereunder as provided in Article 3.2.

1.47	Total Advanced Payment Amount — the aggregate of the Advanced Payments that are paid by Philip Morris in accordance with Article 4.1.

1.48	Total Project Cost — the aggregate of the Project Costs.

1.49	[*****]

1.50	Work — the specific tasks and actions to be performed and taken by SWM, directly or through its contractors, in implementing the Mill Upgrade Project, as further defined in the Project Documents.

ARTICLE 2 - MILL UPGRADE PROJECT

2.1	Notice to Proceed
Subject to Article 5.2.1, Philip Morris may issue a written notice directing SWM to proceed with the Mill Upgrade Project ("Notice to Proceed") at any time after the effective date hereof.

2.2	Prosecution of the Work

2.2.1	SWM Responsibilities

Upon receipt of the Notice to Proceed, SWM, to the extent that it has not already done so, shall provide, or cause to be provided through a contractor or contractors, all engineering, supervision, labor, procurement of materials and equipment, fabrication, construction and installation services appropriate and required to perform the Work, which shall include (a) performing the activities described in the Project Documents, (b) effecting any additional operational changes SWM determines to be necessary to manufacture Banded Cigarette Papers at the Mill, and (c) delivering all supporting documentation, drawings and manuals identified by the Project Documents to be delivered to Philip Morris, including but not limited to those [*****].  SWM shall be solely responsible for obtaining any construction or permanent financing required to support the Work and for the payment of all material or equipment vendors and contractors SWM may retain in connection with the Work.  The Work shall be performed in strict accordance with the scope of work set forth in the Project Documents and otherwise in accordance with this Addendum and the Project Documents.

2.2.2	Project Objective

Through the Mill Upgrade Project, SWM shall exercise commercially reasonable efforts to upgrade and modify the Mill to the extent that upon completion of the Work the Paper Machines will be capable of manufacturing Banded Cigarette Papers that conform to the ranges of process and product characteristics identified in Exhibit E hereto, all while achieving the projected individual and cumulative Post Conversion Practical Production Capacities set forth in Exhibit G.

2.3	Milestone Schedule

2.3.1
The First Machine Completion and Final Completion shall occur within the durations (from the Notice to Proceed) indicated in the Milestone Schedule.  Time is of the essence.  Durations in the Milestone Schedule that may be applicable for any Paper Machine shall be extended to the extent Qualification of such Paper Machine is delayed by Philip Morris, but unless otherwise mutually agreed, a delay by Philip Morris to the Qualification of any Paper Machine shall not extend durations in the Milestone Schedule applicable to any other Paper Machine (i.e., work on other Paper Machines shall continue in accordance with the Milestone Schedule unless otherwise mutually agreed).

2.3.2
At Philip Morris’s direction, the engineering and project management contractor originally engaged by SWM was demobilized temporarily.  That contractor was subsequently remobilized for the limited purpose of updating the EDR, the project cost estimate, the Milestone Schedule and the Conversion Schedule, each of which are to be resubmitted to Philip Morris for review and acceptance following the completion of such update.  Such update is presently scheduled to be completed no later than September 1, 2000.  The purpose of such update is to permit the general remobilization of the contractor with minimal impact on the durations allowed by the current Milestone Schedule.

2.3.3
If the engineering and project management contractor currently engaged by SWM is demobilized again prior to Philip Morris providing the Notice to Proceed, the durations allowed by the then agreed upon Milestone Schedule for First Machine Completion and Final Completion each shall be extended for a period to be mutually agreed, but not more than five months, to allow additional time for remobilizing and rebidding the Work, as necessary.  The Milestone Schedule also shall be adjusted to the extent that the delivery schedules of vendors and contractors to be engaged by SWM are different from the schedules on which the Milestone Schedule is based.

2.4	Project Management

SWM shall have sole responsibility for project management, which shall include procuring or arranging procurement of all the materials and equipment required for the Work and contracting for and administering all engineering, construction, installation and start-up services required to complete the Work.  SWM shall be responsible for seeing that the Work is prosecuted in accordance with such project schedules as it may maintain.  Such schedules shall be consistent with the Milestone Schedule.  SWM shall be solely responsible for seeing that the Work is performed in accordance with all applicable Laws, and for seeing that all on-site contractors have and implement safety programs consistent with paper industry practice.

2.5	Philip Morris Review and Approval

2.5.1
Philip Morris shall have the opportunity to review and approve (a) all material, equipment and process specifications and engineering, construction and fabrication drawings and (b) all bid packages, purchase orders, bid tabulations and contracts involving materials, equipment or services associated with the Mill Upgrade Project involving estimated Project Costs of $10,000 or more and (c) all change orders or amendments to purchase orders and contracts involving increases in Project Costs by $5,000 or more.  Such review and approvals shall be in accordance with a project procedures manual to be agreed upon by the Parties.  Philip Morris shall perform such reviews and provide approvals in a timely manner so as not to delay the scheduled progress of the Work provided SWM provides Philip Morris (a) timely copies of all contract documents requested by Philip Morris for Philip Morris's review and (b) reasonable notice of the review and approval schedule necessary to support completion of the Work in accordance with SWM's project schedules.  If Philip Morris fails to provide timely review and approvals pursuant to this Article 2.5.1 and such delay materially affects the Project Cost or SWM's ability to meet the Milestone Schedule, SWM may request equitable adjustments to the Milestone Schedule or the amount of Advanced Payments in accordance with Article 2.7.  In addition, Philip Morris shall at all times during the performance of the Work have access, for review and audit, to all purchase orders along with the most current drawings and schedules available to SWM with respect to the Work.

2.5.2
Philip Morris shall have the opportunity to review and comment upon (but not to approve) all project schedules (i.e., schedules other than the Milestone Schedule) maintained by SWM and all revisions thereto.

2.5.3	The Philip Morris Project Representative shall have reasonable access to the Mill and to the Work throughout the period when the Work is being performed.

2.6	Changes to Project and Suspension of Work

2.6.1
SWM shall not authorize or permit any departure from or change to the scope of the Work unless Philip Morris gives its prior written consent to such departure or change.  The Philip Morris Project Representative shall be authorized to grant written approval of such departures or changes and to act on Philip Morris's behalf in all matters respecting changes to the scope of the Work; provided, however, Philip Morris shall only be bound by approvals and consents given by the Philip Morris Project Representative that are recorded in writing and signed by such Philip Morris Project Representative.

2.6.2
Philip Morris may at any time, by written notice, make actual or constructive changes in, additions to or deletions from the scope of the Work to be performed by SWM; provided (a) such change, by itself, or in the aggregate with other Philip Morris changes (excluding those Philip Morris changes as to which the amount of an equitable adjustment to the Advanced Payments has been agreed upon by the Parties), does not cause an increase in Project Costs in excess of $2,500,000, (b) such change does not require physical modifications to or replacement of Mill facilities or equipment otherwise unaffected by the Mill Upgrade Project, (c) such change does not adversely affect SWM's ability to produce the cigarette paper products that SWM has manufactured or is currently manufacturing at the Mill as of the date of SWM's receipt of the Notice to Proceed and (d) such change does not adversely affect SWM's ability to perform its obligations under the Agreement and this Addendum including, but not limited to, SWM's ability to manufacture Banded Cigarette Papers that conform to the ranges of process and product characteristics identified in Exhibit E.  Changes pursuant to this Article 2.6.2 may include, but are not necessarily limited to, directives by Philip Morris to reduce in number the Paper Machines that are to be modified to be able to produce Banded Cigarette Papers.

2.6.3
Upon written notice from Philip Morris, SWM shall suspend performance of all or any part of the Work for such period as Philip Morris may direct.  Philip Morris shall not be liable or otherwise responsible for any Project Costs resulting from any unauthorized performance of the Work by SWM during any period of suspension~~,~~ and upon receipt of Philip Morris's suspension notice, SWM shall not place further orders or enter into further subcontracts relating to the suspended Work.  Notwithstanding the preceding sentence, SWM shall notify Philip Morris and request authority to continue performance of all or part of the Work (a) to the extent that, in SWM's opinion, failure to continue or complete discrete elements of the Work will materially increase the overall Project Costs or (b) to the extent necessary to protect the Work in progress.  In addition, and whether or not Philip Morris consents, following receipt of a suspension notice from Philip Morris, SWM may take such actions as SWM concludes are reasonably necessary to restore the Mill's capability to resume the manufacture of Cigarette Papers other than Banded Cigarette Papers; provided, however, in arranging for the restoration of such manufacturing capability SWM shall undertake only those measures that are required to restore the Mill to a safe and operable state.

2.6.4
Additional Work performed pursuant to change orders submitted by Philip Morris pursuant to Article 2.6.1 or Article 2.6.2 or otherwise agreed to by the Parties shall be subject to all applicable terms and conditions of this Addendum.

2.7	Equitable Adjustments and Special Payments

2.7.1
If (a) any delay by Philip Morris pursuant to Article 2.5.1, (b) any change initiated by Philip Morris pursuant to Article 2.6.2, agreed to by the Parties or initiated by SWM and approved by Philip Morris pursuant to Article 2.6.1 or (c) any suspension of the Work, in whole or in part, initiated by Philip Morris pursuant to Article 2.6.3 increases or decreases the time required for performance of the Work, then an equitable adjustment shall be made to the Milestone Schedule.

2.7.2
If (a) any delay by Philip Morris pursuant to Article 2.5.1, (b) any change initiated by Philip Morris pursuant to Article 2.6.2, agreed to by the Parties or initiated by SWM and approved by Philip Morris pursuant to Article 2.6.1 or (c) any suspension of the Work, in whole or in part, initiated by Philip Morris pursuant to Article 2.6.3, increases or decreases the Project Costs, then there shall be an equitable adjustment in the amount of the Advanced Payments to be made by Philip Morris pursuant to Article 4; provided, however, it is understood that any equitable adjustment in accordance with this Article 2.7 shall be intended to address changes in the Total Project Cost but, except as expressly provided in Article 2.7.3, shall not address or otherwise compensate SWM for any disruption or delay to Mill operations, lost sales or any other consequential or incidental costs SWM may incur as the result of the delay or suspension.  Project Costs increases incurred by SWM in performing Work within the scope of any Philip Morris change as to which an equitable adjustment in the amount of the Advanced Payments shall be applicable in accordance with this Article 2.7.2 shall be paid to SWM as Advanced Payments in accordance with Article 4.1 and not through Supplemental Capital Cost Charges pursuant to Article 3.5.3.2.

2.7.3
Notwithstanding Article 2.7.2, Philip Morris shall reimburse SWM for verifiable, direct, out-of-pocket capital costs incurred by SWM that must be expensed and written-off by SWM as the result of (a) any delay by Philip Morris pursuant to Article 2.5.1, (b) any change initiated by Philip Morris pursuant to Article 2.6.2, agreed to by the Parties or initiated by SWM and approved by Philip Morris pursuant to Article 2.6.1 or (c) any suspension of the Work, in whole or in part, initiated by Philip Morris pursuant to Article 2.6.3.  In addition, in the event of a suspension of the Work by Philip Morris as permitted by Article 2.6.3, Philip Morris shall reimburse SWM for verifiable, direct and out-of-pocket costs SWM may incur in accordance with Article 2.6.3 to restore the Mill's capability to resume the manufacture of Cigarette Papers other than Banded Cigarette Papers.  Finally, if a suspension of the Work directed by Philip Morris as permitted by Article 2.6.3 is anticipated to last longer than three months, Philip Morris shall reimburse SWM for any lost profits that SWM may suffer during a period that one or more of the Paper Machines is not available to manufacture Cigarette Paper as the result of such suspension, but only for the period any of the Paper Machines shall be inoperable, such lost profits to be estimated in the manner set forth in Article 3.5.4.2.    Amounts payable by Philip Morris pursuant to this Article 2.7.3 are hereinafter referred to as "Special Payments" and shall not be considered Project Costs.

2.7.4
SWM's right to an equitable adjustment in the Schedule or in the amount of the Advanced Payments pursuant to Article 2.7.1 or Article 2.7.2 and/or any Special Payments pursuant to Article 2.7.3 is expressly conditioned on SWM providing Philip Morris notice of its intent to request such adjustment (a) within ten days after SWM receives Philip Morris's notice of change, (b) within ten days of the event relied upon by SWM as giving rise to any constructive change or (c) within ten business days after Philip Morris directs SWM to resume the Work following a suspension.  Within 30 days after the event giving rise to a notice by SWM in accordance with the preceding sentence, SWM shall submit its formal request for equitable adjustment or Special Payment, which shall detail SWM's justification for any proposed equitable adjustment or Special Payments, as the case may be.  The Parties shall attempt to resolve any request by SWM for an equitable adjustment within 30 days.  Philip Morris shall pay SWM any Special Payments due in accordance with Article 2.7.3 within 60 days after receipt of such formal request for such payment.

2.7.5
SWM shall proceed with performance of the Work as changed prior to or pending agreement upon (a) any requested equitable adjustment in the Milestone Schedule pursuant to Article 2.7.1 and/or the amount of any Advanced Payments pursuant to Article 2.7.2 and/or (b) any Special Payments requested pursuant to Article 2.7.3 and shall not halt or delay performance because of any failure to so agree to any such equitable adjustment or Special Payments.

2.8	Monthly Reports and Financial Certifications

2.8.1
Following receipt of the Notice to Proceed, SWM shall provide Philip Morris monthly written reports on the status of the Mill Upgrade Project.  Such reports shall detail the progress of the Work and compare the actual progress of all significant facets of the Work to scheduled progress, reporting positive or negative "float" in the status of all "critical path" and "near critical" activities and identifying current and cumulative variances in actual Project Costs compared to the estimated Project Costs agreed upon by the Parties.  Such reports also shall include a forecast of activities for the coming month and a discussion of the safety performance of the contractors performing the Work.

2.8.2
Commencing with the calendar quarter prior to the date the second Advance Payment is due, and continuing through the calendar quarter in which the Final Completion Date occurs, SWM shall provide Philip Morris a certificate signed by SWM's chief financial officer representing that (a) SWM is not past due by more than 45 days in the payment of any vendor or contractor invoice related to the Mill Upgrade Project (excluding amounts less than $25,000 that may be in dispute and excluding invoices, the nonpayment of which Philip Morris has been notified in writing), (b) there is no pending or threatened action or proceeding, excluding any actions or proceedings relating to tobacco products, affecting SWM before any court, governmental agency or arbitrator that could reasonably be expected to materially and adversely affect the overall financial condition of SWM in a way as to impair its ability to perform the Mill Upgrade Project and (c) SWM is not in default as to any loan or debt instrument wherein a default by SWM would have a material adverse affect on SWM's ability to complete, or prevent SWM from completing, the Mill Upgrade Project as provided herein.  Such certifications shall be provided each calendar quarter in the month in which SWM files its Form 10-K or 10-Q, as appropriate, with the Securities and Exchange Commission.

2.9	Project Meetings

At least once each month during the performance of the Work, the representatives of SWM and Philip Morris shall meet to discuss the progress of the Work, including but not limited to the activities discussed in the most recent monthly status report and the safety performance of the contractors performing the Work.

2.10	Commercialization Sequence

2.10.1
Following Qualification to manufacture Banded Cigarette Papers, each Paper Machine that has been modified to be capable to produce Banded Cigarette Papers shall be converted to full or part-time production of Banded Cigarette Papers in accordance with the conversion schedule and sequence set forth in Exhibit F hereto (the "Conversion Schedule"), which is incorporated by reference herein and made a part hereof.  Such Conversion Schedule reflects the most rapid schedule that SWM is able to accommodate while still continuing to meet Philip Morris's Direct Purchase Requirements and Indirect Purchase Requirements.

2.10.2
At its sole option, Philip Morris may elect to pursue a less aggressive schedule for conversion of the individual Paper Machines than that provided in Exhibit F or to reduce the total production capacity to be converted and qualified to be capable of producing Banded Cigarette Papers for Philip Morris, in which case Philip Morris shall so notify SWM.  Thereupon, the Parties, by mutual agreement, will modify the Conversion Schedule accordingly.  If such notice results in one or more of the Paper Machines not being converted and qualified to be capable of manufacturing Banded Cigarette Papers, SWM shall determine the Paper Machines to be converted and qualified and the sequence of conversion for such machines but in doing so shall seek to minimize the Project Costs, Pre-Operating Costs and Reimbursable Costs.

2.10.3
Philip Morris and its representatives shall have reasonable access to the Mill during trial runs on the converted Paper Machines for the purpose of monitoring the trials and sampling the Banded Cigarette Papers produced during such trials.

2.11	Project Accounting

Within 90 days after the Final Completion Date, SWM shall provide Philip Morris with an accounting of the Project Costs incurred.  Such accounting shall be in sufficient detail for Philip Morris to verify, to Philip Morris's reasonable satisfaction, the Total Project Cost and the proper allocation of such costs to the categories of Project Costs specified in Exhibit D hereto.

ARTICLE 3 - PURCHASE AND SALE OF BANDED CIGARETTE PAPERS

3.1	General Applicability of this Article 3

As indicated herein, the provisions of this Article 3 amend and/or supplement the terms of the Agreement as regards Banded Cigarette Papers delivered through Direct Purchases and Indirect Purchases hereunder.

3.2	Term of Supply

If a Notice to Proceed is given by Philip Morris pursuant to Article 2.1 hereof, the period that Banded Cigarette Papers are to be purchased and sold hereunder (the "Term of Supply") shall be the same as the Term as defined in the Agreement, except that:

3.2.1	[*****];

3.2.2
A notice of termination of the Agreement by SWM pursuant to Article III.A thereof will not be effective to terminate the Agreement with respect to SWM's obligations to sell and deliver Banded Cigarette Papers sooner than the twelfth anniversary of the Initial Commercial Production Date.  Notwithstanding the preceding sentence, such a notice of termination shall terminate the Agreement with respect to SWM's obligations to sell and deliver Fine Papers other than Banded Cigarette Papers as provided in Article III of the Agreement;

3.2.3
A notice of termination of the Agreement by Philip Morris pursuant to Article III.A of the Agreement shall not be effective to terminate the Agreement with respect to Philip Morris's obligations to order, accept delivery and pay for Banded Cigarette Papers sooner than seven years after Initial Commercial Production, which seven-year period is hereinafter referred to as the "Guaranteed Sales Period" both for purposes of this Addendum and as that term is used elsewhere in the Agreement (but only in the context of purchases and sales of Banded Cigarette Papers, i.e., not other New Products).  Notwithstanding the preceding sentence, such a notice of termination shall be effective to terminate the Agreement with respect to Philip Morris's obligations to order, accept delivery of and pay for Fine Papers other than Banded Cigarette Papers as provided in Article III of the Agreement;

3.2.4
Notwithstanding Article III.B.3 of the Agreement, in the event of a termination of the Agreement by either Party as the result of a reopening of the Agreement by SWM pursuant to Article VIII.K.1 due to a change in Laws, such termination shall not be effective to terminate the Parties' obligations to sell and purchase Banded Cigarette Papers sooner than the twelfth anniversary of the Initial Commercial Production Date; and

3.2.5
This Addendum shall be terminable by Philip Morris as provided in Article 5.2.2 or Article 5.2.3 hereof and by SWM as provided in Article 5.2.1 hereof.  The consequences of such a termination by either Party are discussed in Article 5.3 hereof.  In addition, the Agreement, including all obligations of the Parties with respect to the purchase and sale of Banded Cigarette Papers and other Fine Papers, shall be terminable by SWM as provided in Article 3.5.10.

Except as expressly provided above, the duties and obligations of the Parties under this Addendum shall be subject to Article III of the Agreement in all respects, including the provisions thereof respecting termination and the Phaseout Period.  (Given the limitations imposed by Article 3.2.2, Article 3.2.3 and Article 3.2.4 above, it is possible that [*****], depending on the timing of a notice of termination of the Agreement.  For example, [*****]

3.3	Quantity of Supply

3.3.1	For purposes of this Addendum and the Agreement, Banded Cigarette Papers will be treated as a new Group within the Category of Cigarette Papers.

3.3.2
From time to time, Philip Morris shall propose the specifications for Grades of Banded Cigarette Papers to be delivered through Direct Purchases and Indirect Purchases.  The Grades of Banded Cigarette Papers to which the Addendum shall be applicable shall be limited to those Grades for which SWM has accepted the applicable Specifications proposed by Philip Morris. Each such Specification for a new Grade will specify the tolerance limits, if any, to be applicable to such Grade.  SWM will review such proposed Specifications [*****]

3.3.3
Unless otherwise agreed by the Parties, at the same time as Philip Morris proposes the Specifications for any new Grade of Banded Cigarette Papers it shall also propose criteria defining the rates of rejection for nonconformity with such Specifications that will constitute an Event of Default for purposes of Article XXIII of the Agreement.  Such criteria shall be applicable with respect to the first [*****] that SWM delivers such Grade of Banded Cigarette Papers in lieu of the criteria otherwise applicable under Article XXIII.A.1.a of the Agreement for such period.  After the end of such [*****] period, the criteria otherwise applicable under Article XXIII.A.1.a of the Agreement shall apply to the new Grade.  If the criteria proposed by Philip Morris are unacceptable to SWM, SWM shall so notify Philip Morris promptly and in writing.  If the Parties are thereafter unable to agree upon the criteria defining the rates of rejection for nonconformity with such Specifications that shall constitute an Event of Default within[*****] after the criteria were first proposed by Philip Morris, then for the first [*****] of delivery of such new Grade it shall be an Event of Default if the rejection rate for the new Grade of Banded Cigarette Papers shall exceed[*****] .  After such [*****], the permissible rejection rate for such new Grade shall be as specified in Article XXIII.A.1.a of the Agreement.

3.3.4	The quantity of Banded Cigarette Papers to be purchased and sold hereunder each Year shall be as provided in Article IV of the Agreement except that:

3.3.4.1
Notwithstanding Article IV.B and Article IV.C of the Agreement, Philip Morris covenants that prior to the end of the Guaranteed Sales Period Philip Morris will not purchase Banded Cigarette Papers for use in the manufacture of Cigarettes at the Plants from suppliers other than SWM, whether through Direct Purchases or Indirect Purchases, except as permitted by Article IV.D, Article IV.F and Article IV.G of the Agreement (i.e., this Article 3.3.4.1 limits Philip Morris's right to purchase Banded Cigarette Papers from suppliers other than SWM as otherwise permitted by Article IV.B and Article IV.C of the Agreement);

3.3.4.2	Notwithstanding Article IV.E of the Agreement, SWM's maximum sales obligation under the Agreement during any Year with respect to Banded Cigarette Papers shall not exceed the lesser of [*****];

3.3.4.3
Philip Morris shall have the right, but not the obligation, to [*****], but SWM's maximum sales obligation during any Year with respect to all Direct Purchases and Indirect Purchases of Banded Cigarette Papers hereunder shall be limited to SWM's maximum sales obligation with respect to Banded Cigarette Papers as stated in Article 3.3.4.2 above.  (The right to purchase Banded Cigarette Papers [*****] contained in this Article 3.3.4.3 shall be in lieu of Philip Morris's purchase rights [*****].  Thus, as respects Cigarette Papers generally, the limitation on deliveries to Philip Morris[*****])

3.3.5	[*****]

3.3.6
If Philip Morris determines that its cumulative Direct Purchase Requirements and Indirect Purchase Requirements for Banded Cigarette Papers are such that Philip Morris will require deliveries of Banded Cigarette Papers in excess of those quantities that SWM is obligated to deliver hereunder at any time during the Conversion Period, Philip Morris [*****].

3.4	Source of Supply

Any Banded Cigarette Papers to be delivered pursuant to Direct Purchases and Indirect Purchases hereunder shall be [*****]  Unless otherwise agreed [*****] (As respects Banded Cigarette Papers only, this Article 3.4[*****]).

3.5	Compensation

As respects Banded Cigarette Papers only, the provisions of this Article 3.5 shall be in lieu of the provisions of Article VIII.A, Article VIII.C, Article VIII.D, Article VIII.F, Article VIII.H, Article VIII.I, Article VIII.L, and Article VIII.M.  The Provisions of this Article 3.5 do not amend, supplement or replace in any way the provisions of Article VIII.B, Article VIII.E, Article VIII.J or Article VIII.K of the Agreement.

3.5.1	General

3.5.1.1
For each Bobbin of any Grade of Banded Cigarette Papers sold and delivered through Direct Purchases hereunder, Philip Morris shall pay the applicable Invoice Price for such Grade.  The Invoice Price for each Grade shall be the [*****].

3.5.1.2	For each Bobbin of any Grade of Banded Cigarette Papers sold and delivered through Indirect Purchases hereunder, SWM shall [*****].

3.5.2	Definitions
For purposes of this Article 3.5, each of the following terms shall have the meaning hereinafter set forth:

3.5.2.1	[*****].

3.5.2.2	[*****].

3.5.2.3	[*****].

3.5.2.4	Consumer Price Index — the Consumer Price Index for [*****]

3.5.2.5	[*****].

3.5.2.6	[*****]

3.5.2.7	[*****]

3.5.2.8	[*****]

3.5.2.9	[*****]

3.5.2.10	[*****]

3.5.2.11	[*****]

3.5.2.12	[*****]

3.5.2.13	[*****]

3.5.2.14	Price — the price to be paid for each Standard Bobbin of any Grade of Banded Cigarette Papers sold and delivered through Direct Purchases hereunder.

3.5.2.15	Producer Price Index — the [*****]).

3.5.2.16	[*****]

3.5.2.17	[*****]

3.5.2.18	[*****]

3.5.2.19	[*****]

3.5.2.20	[*****]

3.5.2.21	[*****]

3.5.3	Determination of Price for All Times Other Than [*****]

Except as provided in Article 3.5.7, for each Grade of Banded Cigarette Papers, the Price for each Standard Bobbin of such Grade sold and delivered through Direct Purchases hereunder shall be the unit price equal to (a) the sum of (i) the Margin, (ii) the Project Capital Cost Charge (if applicable), (iii) the Unit Grade Cost and (iv) the Non-Manufacturing Overhead Charge minus (b) the sum of (i) the Advanced Payment Credit (if applicable) and the Sales Credit (if applicable) [*****]

3.5.3.1	[*****]

3.5.3.1.1	[*****]

3.5.3.1.2	[*****]

UGC2 =	[*****]

UGC1 =	[*****]

I2	=	[*****]

I1	=	[*****]

3.5.3.2	[*****]

3.5.3.3	[*****]

3.5.3.3.1	[*****]

3.5.3.3.2	[*****]

3.5.3.3.3	[*****]

3.5.3.4	[*****]

3.5.3.5	[*****]

3.5.3.6	[*****]

3.5.3.7	[*****]

3.5.4	[*****]

3.5.4.1	[*****]

3.5.4.2	[*****]

3.5.4.3	[*****]

3.5.5	[*****]

3.5.5.1	[*****]

3.5.5.2	[*****]

3.5.5.3	[*****]

3.5.6	[*****~~]~~

3.5.6.1	[*****]

3.5.6.2	[*****]

3.5.6.2.1	[*****]

3.5.6.2.2	[*****]

3.5.6.2.3	[*****]

3.5.6.2.4	[*****]

3.5.6.3	[*****]

3.5.6.4	[*****]

3.5.6.5	[*****]

3.5.7	[*****]

3.5.7.1	[*****]

3.5.7.2	[*****]

3.5.8	[*****]

3.5.9	[*****]

3.5.10	[*****]

3.5.11	Third Party Audits

3.5.11.1
SWM shall keep books and records providing the basis for and documenting the computation of all compensation payable to SWM hereunder.  Such records shall be retained for a minimum period of five years after they are created.

3.5.11.2
Philip Morris shall have the right to have SWM's books and records pertinent to the computation of the compensation payable hereunder (other than during the Phaseout Period) reviewed and audited by a national accounting firm ("Auditor").  Philip Morris's right to have such an audit conducted shall be unlimited during the first 36 months after the First Machine Down Date.  Thereafter, such audits shall be conducted no more frequently than once each Year.  Philip Morris shall have no right to require such an audit hereunder during the Phaseout Period other than to confirm the appropriateness of SWM's computation of the Prices in effect as of the last day preceding the start of the Phaseout Period.

3.5.11.3
The sole purpose for any such review or audit shall be for the Auditor to confirm that the compensation paid by Philip Morris for Banded Cigarette Papers delivered pursuant to Direct Purchases and Indirect Purchases hereunder was determined in accordance with the provisions of this Article 3.5.  Philip Morris shall share with SWM any report prepared by any such Auditor.

3.5.11.4
If the Auditor's report reveals an error or irregularity in SWM's computation of compensation hereunder, an appropriate adjustment shall be made in the computation of the relevant compensation within 30 days; provided, however, the adjustment shall only be made with respect to the compensation payable for Banded Cigarette Papers delivered within the 24 month period immediately preceding the financial reporting period covered by the audit report (although the Auditor may consider all information contained in records maintained pursuant to Article 3.5.11.1 herein).  Within 30 days after such adjustment, Philip Morris or SWM, as the case may be, shall remit to the other any underpayment or overpayment resulting from such error or irregularity.

3.5.11.5
If either Philip Morris or SWM disputes any aspect of the Auditors report that would necessitate an adjustment as provided herein, the dispute shall be referred to and resolved by an independent public accounting firm retained by Philip Morris but selected by mutual agreement of the Parties (the "Second Auditor").  The Parties shall be bound by the decision of the Second Auditor with respect to whether there is a need for an adjustment.

3.5.11.6
Philip Morris shall bear the expense of the Auditor.  The Party disputing the report of the Auditor shall bear the cost of any Second Auditor.  Each Party agrees to bear its own costs incurred in connection with any such review or audit.

3.6	[*****]

3.6.1	[*****]

3.6.2	[*****]

3.6.3	[*****]

3.7	Force Majeure

Notwithstanding any other provision of the Agreement, in the event of a Force Majeure Event that limits or prevents the Delivery of Banded Cigarette Papers manufactured at the Mill, SWM shall have no obligation to avoid or reduce the impact of the Force Majeure event through the Delivery of Banded Cigarette Papers produced at any manufacturing facility other than the Mill.

3.8	Warranty

The following warranty and remedy shall be in lieu of the warranty and remedy found in Article X.B.1.b and Article X.B.2.b of the Agreement with respect to Banded Cigarette Papers delivered hereunder. Article X.B.1.b and Article X.B.2.b of the Agreement shall continue to be applicable to all Fine Papers delivered hereunder other than Banded Cigarette Papers, and Article X.B.1.a, Article X.B.2.a, Article X.B.2.c and Article X.B.2.d shall continue to be applicable to all Fine Papers delivered under, including Banded Cigarette Papers.

3.8.1	Warranty

SWM warrants that the continuous quality of Banded Cigarette Papers received as the result of Direct Purchases and Indirect Purchases hereunder and under the Agreement shall not result in a [*****]to account for changes in Philip Morris's floor inspection practices or mutually agreed changes to the Specifications that could affect [*****].

3.8.2	Remedy

If the [*****] of Banded Cigarette Papers received hereunder during any calendar quarter [*****] Article 3.8.1 above, SWM shall promptly take all necessary action to identify and correct the cause or causes of the nonconformances that led to the [*****].  SWM shall provide Philip Morris with a written report evaluating the nonconformances and their causes and describing SWM's plans for preventing reoccurrence of such nonconformances in the future.  [*****]  Notwithstanding the preceding sentence, to the extent  SWM breaches the warranty contained in Article 3.8.1 above through nonconforming deliveries of Banded Cigarette Papers, [*****].  Moreover, if any such breach involving Banded Cigarette Papers shall occur during the period specified in Article 3.5.3.3.1 of this Addendum but after the Final Completion Date, and if SWM's recommended remediation for such breach reasonably [****]. From time to time the Parties will consider the appropriateness of [*****] in light of [*****]. Nothing herein shall be deemed to relieve SWM of the obligation to advise Philip Morris as required by [*****] above of SWM's prospective inability to meet the Specifications for any Grade of Banded Cigarette Papers that may be proposed by Philip Morris [*****].

3.9	[*****]

ARTICLE 4 - ADVANCED PAYMENTS OF INVOICE PRICE

4.1	Advanced Payments to be Made by Philip Morris

4.1.1	Philip Morris agrees to advance SWM, for the use stated in 4.3 hereof, the amounts set forth on Exhibit N hereto (each an "Advanced Payment," and collectively the "Advanced Payments").

4.1.2
The first Advanced Payment shall be made on the date of execution of this Addendum.  Subsequent Advanced Payments shall be made via wire transfer (to the account designated in writing by SWM) on the first day of the calendar months indicated in Exhibit N (the durations indicated on Exhibit N indicate the number of calendar months that shall have begun after the Notice to Proceed is given before a particular Advanced Payment shall be due).

4.1.3
The amounts of such Advanced Payments shall be subject to adjustment, up or down, only as provided in Article 2.7 and Article 4.2.  The aggregate of such payments actually made, including the adjustments, if any, referred to in this Article 4.1.3, are referred to herein as the Total Advanced Payment Amount.

4.2	Adjustments to Advanced Payments

4.2.1
Not later than six months after receipt of Philip Morris's Notice to Proceed, SWM may advise Philip Morris of any changes that SWM anticipates in the estimated cost of the Work as the result of price changes received from vendors and contractors.  Thereafter, Exhibit N shall be amended to reflect such cost changes.

4.2.2
At least 30 days prior to the date the last Advanced Payment is due to be made, SWM shall notify Philip Morris in writing if, given the best information then available to SWM, it appears to SWM that the aggregate of the Total Project Costs will be greater than or less than the Advanced Payments (including Advanced Payments previously made as well as the final Advanced Payment).  Such notice shall identify the amount of any projected excess of payments or deficiency of payments and SWM's best understanding of the reason for such excess or deficiency.  If SWM projects that there will be an excess of payments, then the final Advanced Payment shall be reduced by such projected excess.  If SWM projects that there will be a deficiency of payments, then the final Advanced Payment shall be increased (a) by the amount of any equitable adjustments pursuant to Article 2.7 that were not previously reflected in Advanced Payments made in accordance with Article 4.1, (b) by the mutually agreed upon increase in Project Costs associated with any excused Force Majeure Events that have affected the Work, and (c) by the amount determined in good faith by Philip Morris to be reflective of Project Cost increases incurred by SWM in the performance of the Work that were due to circumstances unforeseeable by SWM, if any.

4.3	Purpose of Advanced Payments

4.3.1
The Advanced Payments are to be received and applied by SWM as advance payments for inventory and credited against the Prices applicable to future Direct Purchases and Indirect Purchases of Cigarette Papers, including Banded Cigarette Papers, under the Agreement.  Such credits shall be applicable beginning on the First Sale Date and continuing through the end of the Guaranteed Sales Period (or such shorter period as may be applicable) as provided in Article 4.3.3 below.

4.3.2
For Banded Cigarette Papers, Price reductions are to be accomplished through the Advanced Payment Credits as provided in Article 3.5.3.4 above.  For Cigarette Papers other than Banded Cigarette Papers, the Price reductions are to be accomplished through Advanced Payment Credits as provided in Article 4.3.1 above.

4.3.3
Initially, the amount of each Advanced Payment Credit allowed for Cigarette Papers delivered under the Agreement shall be [*****] per Standard Bobbin, but from time to time the Parties will reconsider the appropriateness of the amount of such credit in light of (a) increases or decreases in Philip Morris's anticipated Direct Purchase Requirements and Indirect Purchase Requirements for Cigarette Papers and (b) the aggregate dollar value of any Sales Credits Philip Morris shall have received, and is then projected to receive, pursuant to Article 3.5.3.5, and by mutual agreement the Parties shall adjust the amount of the Advanced Payment Credit based on their best estimate of a credit amount to be applicable to future deliveries hereunder such that the total dollar value of all the Advanced Payment Credits and Sales Credits received by Philip Morris through the end of the Guaranteed Sales Period shall equal the Total Advanced Payment Amount; provided, however, notwithstanding the foregoing, the Advanced Payment Credits provided for in Article 3.5.3.4 and Article 4.3.1 and the Sales Credits provided for in Article 3.5.3.5 shall cease to be applicable the earlier to occur of (a) the expiration of the Guaranteed Sales Period and (b) when the total dollar value of all the Advanced Payment Credits and Sales Credits received by Philip Morris shall equal the Total Advanced Payment Amount.

ARTICLE 5 - TERMINATION

5.1	General

The Parties' rights to terminate the Agreement, and the limitations on such rights imposed by this Addendum, are discussed in Article 3.2 above.  The Parties' rights to terminate this Addendum, along with the effect of a termination of the Agreement on the continued effectiveness of this Addendum, are discussed in Article 5.2 below.  The consequences that a termination of this Addendum or of the Agreement will have on the rights and obligations of the Parties under this Addendum are discussed in Article 5.3 below.  Finally, under certain circumstances Philip Morris shall be entitled to [*****].  These circumstances, and the rights and obligations of the Parties in such event, are set forth in Article 5.4 below.

5.2	Termination of Addendum

5.2.1
Termination of Addendum by SWM — If Philip Morris fails to provide SWM with the Notice to Proceed by December 31, 2002, SWM thereafter may provide notice to Philip Morris terminating this Addendum, such termination to become effective 30 days after Philip Morris receives notice of such termination; provided, however, such termination shall not become effective, and SWM's notice of termination shall be of no effect, if Philip Morris provides SWM with the Notice to Proceed at any time within 20 days after Philip Morris receives SWM's notice of termination.

5.2.2
Termination of Addendum by Philip Morris Prior to [*****] — Except as provided in Article 5.2.3 below, Philip Morris may not terminate the Addendum prior to issuance of a Notice to Proceed except by terminating the Agreement pursuant to Article III thereof.  After issuance of a Notice to Proceed, Philip Morris may terminate this Addendum pursuant to this Article 5.2.2, but only if it provides written notice of termination to SWM prior to the [*****].  Such termination shall be effective upon SWM's receipt of Philip Morris's notice of termination.  This right of termination is in addition to any rights Philip Morris may have with respect to any breach of the Agreement that may [*****].

5.2.3	Termination of Addendum by Philip Morris [*****]

5.2.4
Termination of Addendum upon the Expiration or Termination of the Agreement — Except as limited by Article 3.2 above, the Addendum shall terminate automatically and effective immediately (a) upon the expiration of the Agreement or (b) upon the effectiveness of any termination of the Agreement in accordance with Article III thereof; provided, however, if Philip Morris has issued a Notice to Proceed prior to expiration of the Agreement or prior to the effectiveness of any termination of the Agreement, then the Parties' obligations to sell and deliver Banded Cigarette Papers as set forth in this Addendum shall survive such expiration or termination of the Agreement as respects Fine Papers other than Banded Cigarette Papers and shall remain in effect as provided in Article 3.2 unless Philip Morris provides notice of termination of this Addendum prior to [*****] in accordance with 5.2.2 above or [*****].

5.3	Consequences of Termination of this Addendum or the Agreement

5.3.1
Discharge of Obligations — Except as expressly provided herein, termination of the Addendum by either Party shall have the effect of discharging the Parties from all duties and obligations the performance of which are not yet due under this Addendum.  Such termination shall not release or discharge either Party from any obligation incurred or any breach or failure to perform hereunder that shall have occurred prior to the effectiveness of such termination, nor shall such termination affect any rights and obligations of either Party arising under the Agreement with respect to Fine Papers other than Banded Cigarette Papers.

5.3.2	Termination Charges

5.3.2.1	Termination of Addendum by SWM. [*****]

5.3.2.2	Termination of Addendum by Philip Morris Pursuant to Article 5.2.2

5.3.2.2.1	[*****]

5.3.2.2.2	[*****]

5.3.2.2.3	[*****]

5.3.2.2.4	[*****]

5.3.2.2.5	[*****]

5.3.2.3	Termination of Addendum by Philip Morris [*****]

5.3.2.3.1	[*****]

5.3.2.3.2	[*****]

5.3.2.3.3	[*****]

5.3.2.4	Termination of the Agreement by Philip Morris [*****].

5.3.2.5	Termination of the Agreement by SWM

5.3.2.5.1	[*****]

5.3.2.5.2	[*****]

5.3.2.5.2.1	[*****]

5.3.2.5.2.2	[*****]

5.4	Transfer [*****]

Philip Morris shall be entitled to require SWM to [*****]

5.4.1	[*****]

5.4.2	[*****]

5.4.3	[*****]

5.4.4	[*****]

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

6.1	By Philip Morris

6.1.1	Philip Morris is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

6.1.2
Philip Morris has all requisite corporate power and authority to execute and deliver this Addendum and to carry out its obligations hereunder.  This Addendum constitutes the legal, valid and binding obligation of Philip Morris, enforceable in accordance with its terms, except to the extent enforceability may be limited by federal and other applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect, and subject to usual principles of equity.  Neither the execution, delivery or performance of this Addendum by Philip Morris nor the compliance by Philip Morris with the terms and provisions of this Addendum will violate any Laws or will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Philip Morris or any judgment, order, injunction, decree or ruling of any court or governmental agency or authority to which Philip Morris is subject or any agreement or instrument to which Philip Morris is a party or by which it is bound, or constitute a default thereunder.

6.1.3
To the knowledge of Philip Morris, there is no claim, suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened against Philip Morris, at law or in equity, before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, that may materially affect Philip Morris's ability to perform its obligations under this Addendum; nor, to the best of Philip Morris's knowledge, are there any facts which might result in any such claim, action, suit or proceeding.

6.2	By SWM

6.2.1	SWM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.2.2
SWM has all requisite corporate power and authority to execute and deliver this Addendum and to carry out its obligations hereunder.  This Addendum constitutes the legal, valid and binding obligation of SWM, enforceable in accordance with its terms, except to the extent enforceability may be limited by federal and other applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect, and subject to usual principles of equity.  Neither the execution, delivery or performance of this Addendum by SWM nor the compliance by SWM with the terms and provisions of this Addendum will violate any Laws or will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of SWM or any judgment, order, injunction, decree or ruling of any court or governmental agency or authority to which SWM is subject or any agreement or instrument to which SWM is a party or by which it is bound, or constitute a default thereunder.

6.2.2
To the knowledge of SWM, there is no claim, suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened against SWM, at law or in equity, before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, that may materially affect SWM's ability to perform its obligations under this Addendum; nor, to the best of SWM's knowledge, are there any facts which might result in any such claim, action, suit or proceeding.

ARTICLE 7 - DEFAULT OF OBLIGATIONS

The Agreement, including this Addendum, shall be subject to cancellation in accordance with Article XXIII of the Agreement upon the occurrence of an Event of Default as set forth therein if such Event of Default is not cured or corrected within the periods prescribed; provided, however, a cancellation by either Party based on a default not related to the delivery or supply of Cigarette Papers, including Banded Cigarette Papers, shall not result in a right of cancellation of the Parties' obligations with respect to Banded Cigarette Papers as set forth in this Addendum.

The following additional Events of Default shall be applicable with respect to this Addendum:

7.1	By Philip Morris

7.1.1	Failure to make any Advanced Payment in accordance with Article 4 above;

7.1.2	Breach of any representation or warranty made by Philip Morris in Article 6.1 above.

7.2	By SWM

7.2.1	Unexcused failure or refusal to prosecute, or delay in the performance of, the Work;

7.2.2	Breach of any representation or warranty made by SWM in Article 6.2 above;

7.2.3	Failure or refusal to submit to Philip Morris any report or certificate required by Article 2 above; or

7.2.4	The inclusion of any materially false or misleading information or representation in any report or certificate submitted to Philip Morris in accordance with Article 2.8.2 above.

7.3	Effect of Cancellation

7.3.1	By Philip Morris

7.3.1.1
If the Agreement is canceled by Philip Morris as a result of a default by SWM with respect to the delivery or supply of Cigarette Papers or Banded Cigarette Papers and such cancellation is effective [*****] then in addition to such remedies as are specified in Article XXIII of the Agreement, [*****]. In addition, if and to the extent requested by Philip Morris, SWM shall [*****].

7.3.1.2
If the Agreement is canceled by Philip Morris as a result of a default by SWM with respect to the performance under the Agreement, including this Addendum, respecting the delivery or supply of Cigarette Papers or Banded Cigarette Papers and such cancellation is effective (a) after the [*****] and prior to the expiration of the [*****] (b) after the [*****] but anytime after a [*****], then in addition to such remedies as are specified in Article XXIII of the Agreement, SWM shall be liable to Philip Morris for the positive difference, if any, [*****]; provided, however, that if such cancellation by Philip Morris results from a willful breach of the Agreement by SWM or is as the result of a default occurring [*****], SWM shall be liable to Philip Morris for  [*****] In addition, without regard to whether the cancellation resulted from a willful breach of the Agreement by SWM or from a default occurring [*****] if requested by Philip Morris, SWM shall [*****].

7.3.2	By SWM

7.3.2.1
Cancellation Prior to [*****]— If the Agreement is canceled by SWM effective prior to [*****], then in addition to such remedies as are specified in Article XXIII of the Agreement, within 30 days after SWM provides Philip Morris [*****], Philip Morris shall [*****].

7.3.2.2	Cancellation after [*****]– If SWM cancels the Addendum effective after the [*****], in addition to SWM's remedies under Article XXIII of the Agreement, Philip Morris shall [*****].

ARTICLE 8 - GENERAL PROVISIONS

8.1	Confidentiality

All information exchanged between the Parties pursuant to the Joint Development Agreement, the Agreement or otherwise pertaining to the manufacture of Banded Cigarette Papers, Cigarettes incorporating Banded Cigarette Papers and the process of applying integrated cellulosic bands to Cigarette Paper using a moving orifice device shall be considered Confidential Information subject to Article XVIII of the Agreement.

8.2	Order of Precedence
In the event of a conflict between the provisions contained in this Addendum, the Project Documents and/or the Agreement, the conflict shall be resolved by giving priority to the documents as follows:

(a)	the Addendum,
(b)	the Project Documents,
(c)	the Agreement

8.3	Representatives
The representatives designated below shall be the Parties' principal contacts for all questions and problems of administration that may arise during the performance of this Addendum.

Philip Morris's representatives:

With respect to the Mill Upgrade Project (the "Philip Morris Project Representative")

[*****]
Philip Morris U.S.A.
Box 26603
Richmond, Virginia 23261

With respect to purchase and sale of Banded Cigarette Papers

[*****]
Philip Morris U.S.A.
Box 26603
Richmond, Virginia 23261

SWM's representative:

With respect to the Mill Upgrade Project:

[*****~~]~~
Schweitzer-Mauduit International, Inc.
100 North Point Center East
Suite 600
Alpharetta, Georgia  30022

With respect to purchase and sale of Banded Cigarette Papers:

[*****]
Schweitzer-Mauduit International, Inc.
100 North Point Center East
Suite 600
Alpharetta, Georgia  30022

Either Party may change any representative identified above by providing notice to the other Party.

8.4	Notices

All certificates and notices required or permitted under this Addendum respecting the Mill Upgrade Project shall be given in writing and addressed or delivered to the appropriate Philip Morris or SWM representative specified in Article 8.3 above.  All other notices shall be given in accordance with Article XXV of the Agreement.  Any notice or communication shall be given by hand; courier service; registered, certified, express or first class mail (postage prepaid); telex or facsimile ("fax").  The date of receipt of any notice shall be the date the notice shall be deemed to have been given.

8.5	Assignment
Neither Party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

8.6	Nonwaiver

The failure by either Party to demand strict performance of the terms hereof or to exercise any right conferred hereby shall not be construed as a waiver or relinquishment of its right to assert or rely on any such term or right in the future.

8.7	Survival of Obligations

All warranties, indemnities, licenses and confidentiality rights and obligations provided herein shall survive the expiration, termination, or cancellation of this Addendum or the Agreement, except as otherwise expressly provided herein.

8.8	Amendments
No amendment, modification or waiver of any term hereof shall be effective unless set forth in writing and signed by both Parties.

8.9	Severability
The remainder hereto shall not be voided or otherwise affected by the invalidity of one or more of the terms herein.

8.10	Tax Consequences

Each Party hereto has sought and received independent advice respecting the federal and state tax treatment to be afforded the transactions to be conducted hereunder.  The obligations of the Parties hereunder are in no way conditioned on either Party receiving any particular tax treatment in connection with such transactions.  Neither Party shall have any liability to the other if the tax treatment afforded such transactions is different than the treatment assumed.

8.11	Independent Contractor

SWM is an independent contractor for all purposes hereof.  This contract is not one of hiring under the provisions of any workers' compensation or other laws and shall not be so construed.  Nothing herein shall be deemed to constitute a partnership or joint venture between the Parties hereto.

8.12	Interpretation

8.12.1
This Addendum, and any contract entered into pursuant to this Addendum, shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of law principles.

8.12.2	Titles and section headings are for convenience of reference only and shall not be considered in interpreting the text of this Addendum.

8.12.3	References in the singular shall include the plural if the context so requires.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum, in one or more duplicate originals, as of the date and year first above written.

PHILIP MORRIS INCORPORATED

By:

Name:	Henry P. Long, Jr.

Title:	Vice President of Purchasing

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

By:

Name:	Peter J. Thompson

Title:	President U.S. Operations

EXHIBIT A	TRADE SECRET

ADDENDUM TO [*****] ENGINEERING DESIGN REPORT
Scope of Work and [*****]

May 10, 1998

[*****]

[*****]

A-1

BANDED PAPERS PROJECT
Adjustment to [*****]

May 10, 1998

[*****]

[*****] ~~f~~or Philip Morris

[*****] for SWM

A-2

EXHIBIT B

MILESTONE SCHEDULE
[*****]

B-1

EXHIBIT C

[*****]

C-1

EXHIBIT D

PROJECT COSTS

The Project Costs include those amounts to be paid to SWM's contractors and those internal costs incurred by SWM in connection with the performance of the Work described by the Project Documents.  The following is an exclusive list of the categories of Project Costs:

Y = costs to be incurred for this category
N = no costs to be incurred for this category

Contractor Costs —	all contractor costs will be at actual cost to SWM (without markup)

	Equipment	Material	Labor

Engineering, Contstruction Mgmt	Y	Y	Y
and Project Mgmt.

Pulpers

Equipment (incl.	Y	N	N
equipment, freight
taxes and manf. assist.)

Equip. Installation	N	Y	Y
(incl. erection labor,
foundations, piling,
paint/insulation, misc.
and demo/relocation)

Building (incl. Elect. room,	Y	Y	Y
buildings, structures,
utility bridges and
demo)

Piping (incl. process	Y	Y	Y
piping, paint/insulation,
demo/reloc. and
fire protection/misc.)

Instrumentation	Y	Y	Y
(incl. DCS/PLC equip.,
control panels, field
instrumentation, inst.
tubing & wiring and
instrument demo/roloc.)

	Equipment	Material	Labor

Electrical (incl. control	Y	Y	Y
equipment, power wiring,
substation and switch
gear, grounding and demo/
reloc.)

Site Prep & Service	N	Y	Y
(incl. sitework,
underground utilities,
roads & paving, earthwork)

Refining

Equipment (including	Y	N	N
equipment, freight
taxes and manf. assist.)

Equipment installation	N	Y	Y
(incl. erection labor,
foundations, piling,
paint/insulation, misc.,
and demo/relocation)

Building	N	Y	Y
(incl. building lighting
buildings, structures,
utility bridges and
demo)

Piping (incl. process	Y	Y	Y
piping, paint/insulation,
demo/reloc. and
fire protection/misc.)

Instrumentation	Y	Y	Y
(incl. DCS/PLC equip.,
control panels, field
instrumentation, inst.
tubing & wiring and
instrument demo/roloc.
and rewire existing)

Electrical (incl. control	Y	Y	Y
equipment, power wiring,
substation and switch
gear, grounding and demo/
reloc.)

	Equipment	Material	Labor

Paper Machines

Equipment (incl.	Y	N	N
equipment, freight
taxes and manf. assist.)

Building (incl. rooms,	N	Y	Y
building modifications,
structures, utility bridges
and building demo)

Piping (incl. process	N	Y	Y
piping, paint/insulation,
demo/reloc. and
fire protection/misc.)

Instrumentation	Y	Y	Y
(incl. DCS/PLC equip.,
control panels, field
instrumentation, inst.
tubing & wiring and
instrument demo/roloc.
and rewire existing)

Electrical (incl. control	Y	Y	Y
equipment, power wiring,
substation and switch
gear, grounding and demo/
reloc.)

Services

Equipment (incl.	Y	N	N
equipment, freight
taxes and manf. assist.)

Building (incl. concrete and fencing)	N	Y	Y

Instrumentation (incl. transformers,
steam line and meters)	Y	Y	Y

Electrical (incl. control	Y	Y	Y
equipment, power wiring,
substation and switch
gear, grounding, demo/
reloc. and heat tracing)

SWM Costs –	Project Costs include the following SWM costs to the extent incurred in connection with the performance of the Work.

	Equipment	Material	Labor

Engineering	N	Y	Y

Construction Mgmt.	Y	Y	Y

Project Mgmt.	Y	Y	Y

Operations Support	N	Y	Y

Spare Parts	Y	N	N

SWM personnel may charge time to the Project that shall be included in the Project Costs at the rates actually capitalized on SWM's books.  Travel and living expenses for SWM personnel travelling more than 50 miles from their normal place of business will be allowed as an adder at actual cost, without markup.

EXHIBIT E

PROCESS SPECIFICATION RANGES FOR BANDED CIGARETTE PAPERS

Note:  Specification Ranges may be adjusted if Philip Morris and SWM agree that broader ranges have been demonstrated to be technically feasible

Item	Minimum	Maximum

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]		[*****]

[*****]	[*****]	[*****]

[*****]		[*****]

[*****].

E-1

EXHIBIT F

CONVERSION SCHEDULE

[*****]

F-1

EXHIBIT G

REIMBURSABLE COSTS

[*****]

G-1

EXHIBIT H

[*****]

H-1

EXHIBIT I

[*****]

I-1

EXHIBIT J	TRADE SECRET

PROJECT DOCUMENTS

EDR

April 1997 Engineering Design Report

May 10, 1998 addendum to EDR modifying scope and [*****]

Future change orders pursuant to Article 2 of the Addendum

Final Engineering Designs

Piping and instrumentation drawings

Construction drawings

Detailed equipment design drawings of MOD components

Bid Documents

Final specifications that are the basis of [*****]

Purchase Orders and Contracts

Scopes of work in all SWM purchase orders and contracts respecting the Project

Process operating and maintenance procedures

Procedures (manuals) to operate, maintain the  [*****], MOD control, & [*****] systems

J-1

Operating procedures for [*****]

Process operations checkout list

All equipment and process check out procedure lists used in connection with Project

Project Correspondence

All pertinent correspondence documenting agreements and commitments of the Parties

J-2

EXHIBIT K

BUDGET FORMAT

[*****]

K-1

EXHIBIT L

MONTHLY PRODUCTION [*****] FORMS

L-1

EXHIBIT M

PRECISION OF CALCULATIONS

INPUT DATA

QUANTITY	UNIT	PRECISION

Bobbin Length	[*****]	[*****]
Bobbin Width	[*****]	[*****]
Invoice Price	[*****]	[*****]
Volume	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
CALCULATED DATA
QUANTITY		PRECISION

All calculated values		[*****]

COMPARATIVE VALUES

QUANTITY	UNIT	PRECISION

Percentage Change[1]	[*****]	[*****]

1 [*****]

M-1

OUTPUT DATA
QUANTITY	UNIT	PRECISION

Prices	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]

M-2

EXHIBIT N

ADVANCED PAYMENT AMOUNTS & DATES

Months from Notice to Proceed	Advanced Payment Amount

Upon execution of Addendum	$2,000,000
By September 1, 2000	$1,000,000
5	$4,000,000
7	$4,000,000
9	$4,000,000
11	$4,000,000
13	$4,000,000
15	$4,000,000
17	$4,000,000
19	$4,000,000
21	$4,000,000
29	$3,000,000

N-1

EXHIBIT O

[*****] SPOTSWOOD MILL[*****]

Machine Number	Capacity in Standard Bobbins

[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

*Reflects [*****] if SWM  [*****], i.e., no consideration in this case for [*****] used for [*****].

EXHIBIT P

[*****]